Exhibit 1.01

SMTC Corporation

Conflict Minerals Report

For The Reporting Period January 1 to December 31, 2018

This Conflict Minerals Report (“CMR”) has been prepared by SMTC Corporation (herein referred to, alternatively, as “SMTC,” “we”, “us” and “our”). This CMR for the reporting period January 1 to December 31, 2018 is presented to comply with the final conflict minerals implementing rules (“Final Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by subsequent SEC guidance. The Final Rules were adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934, as amended. The Final Rules impose reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Final Rules, we conducted due diligence on the origin, source and chain of custody of the conflict minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture the “Covered Products” to ascertain whether these conflict minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries and whether any of the conflict minerals may be from recycled or scrap sources.

Pursuant to SEC guidance, SMTC is not required to describe any of its Covered Products as “DRC conflict free”, “DRC conflict undeterminable” or “having not been found to be ‘DRC conflict free’” (as each such term is defined in Item 1.01(d) of Form SD), and therefore makes no conclusion in this regard in this CMR.  Furthermore, given that SMTC has not voluntarily elected to describe any of its Covered Products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

SMTC is a provider of end-to-end electronics manufacturing services (“EMS”), including product design and engineering services, printed circuit board assembly (“PCBA”), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order (“BTO”) and direct order fulfillment (“DOF”). We have more than 50 manufacturing and assembly lines at strategically located facilities in the United States, Canada, Mexico, and China that provide local support and manufacturing capabilities to our global customers. Our services extend over the entire electronic product life cycle from new product development and new product introduction (“NPI”) through to growth, maturity and end of life phases. As of March 31, 2019, we had approximately 3,200 employees, of which 2,700 were full time and contract employees.

SMTC offers fully integrated contract manufacturing services to global original equipment manufacturers, or OEMs, and technology companies primarily within the industrial, computing and communications, power and energy and medical market segments. In addition, SMTC operates an international sourcing and procurement office in Hong Kong and maintains its corporate headquarters in Markham, Canada.

II.	Product Overview

SMTC’s electronic manufacturing services span the entire electronic product life cycle from the development and introduction of new products through the growth, maturity, and end-of-life phases. We believe that SMTC’s innovative manufacturing services have the capability to reduce our customers’ product costs and time-to-market, which improve competitiveness. We continuously work with our customers to identify, prioritize and implement opportunities for cost reduction.

SMTC offers three vertically integrated manufacturing streams: enclosures and precision metal fabrication products; PCBA products; and larger-scale systems. For each of these streams, SMTC provides a broad range of end-to-end manufacturing services, from assembly, test, integration and box-build through to system level test, CTO, BTO and DOF. These core services are complemented with cable assembly, interconnect and value engineering services. SMTC’s three manufacturing streams are vertically integrated to better control quality, lead times and inventory risk and to avoid the “margin stacking” when these services are provided by loosely connected entities. Customers benefit from lower costs, better quality, and shorter lead times.

 Our Covered Products.

We identified the following categories of Covered Products:

●	Enclosures and Precision Metal Fabrication Products: We provide custom build metal fabrication, assembly enclosures, cable and harness assemblies.
●

PCBA Products: We manufacture printed circuit board assemblies for various consumer and commercial products including audio systems, electronic payment terminals, fuel dispensers and computer and networking modules.

●	Larger-Scale Systems: We manufacture subassemblies utilized in large scale systems used for the production of integrated circuits in the semiconductor industry.

III.	Supply Chain Overview

SMTC delivers supply chain capabilities and solutions that support the total product lifecycle. Our teams work closely with customers’ supply-base partners to integrate the entire supply chain. Our extended supply chain model recognizes the need for collaboration between OEM customers, SMTC and supply partners to ensure overall supply chain optimization, from product design processes, manufacturing, sourcing, order management and fulfillment to transportation and logistics. The end result is greater control over a complex, extended supply chain to help SMTC customers realize flexibility, cost savings, process improvements, and competitive advantages.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our products and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

●	Those products identified above under the heading “Our Covered Products” contain conflict minerals that are necessary to the production or functionality of such products; and
●

As of April 30, 2019, suppliers who have responded to our survey indicated that a portion of these conflict minerals originated from the Covered Countries. Please reference the table 1 below for a summary of the results based upon the surveys returned.

Table 1

Supplier Response	Tantalum	Tin	Gold	Tungsten
Yes	62%	43%	17%	48%
Unknown	15%	9%	16%	13%
No	23%	48%	67%	39%
Total	100%	100%	100%	100%

●	Suppliers who have responded to our survey indicated a portion of conflict minerals coming from recycled or scrap sources were used in the production of covered products as shown in the table 2 below.

Table 2

Supplier Response	Tantalum	Tin	Gold	Tungsten
Yes	0	4%	5%	0

After completing the due diligence described below, SMTC continues to work with its suppliers to identify the country of origin of the conflict minerals and facilities used to produce the conflict minerals in the Covered Products.

Therefore, [we are] required by the Final Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

SMTC designed its due diligence process with respect to the source and chain of custody of the conflict minerals contained in the Covered Products based on the five-step framework set forth in the Second Edition of the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto (the “OECD Guidance”).

VI.	Due Diligence Measures Performed by SMTC

SMTC performed the following due diligence measures in accordance with the OECD Guidance and the Final Rules:

OECD Guidance Step #1: Establish Strong Company Management Systems

●

On November 12, 2012, SMTC adopted a Conflict Minerals Policy (the “Conflict Minerals Policy”) that sets forth (i) its commitment to complying with the Final Rules, (ii) its expectations of its suppliers regarding supporting SMTC’s compliance activities, and (iii) its policies and practices with respect to the engagement of suppliers and the implementation of risk mitigation measures. The Conflict Minerals Policy can be found on our website at www.smtc.com under the “About SMTC” heading then click on “Corporate Social Responsibility”.

●

The implementation of SMTC’s RCOI and the conducting of due diligence on the source and chain of custody of SMTC’s necessary conflict minerals is managed by SMTC’s Engineering and Quality team. To the extent that concerns or other issues are identified in the supplier data acquisition or engagement processes, these issues and concerns will be addressed first by the responsible individuals within this Engineering and Quality team and reviewed by the Senior V.P. Quality & Technology on a quarterly basis.

●

The Engineering and Quality team members responsible for compliance with our Conflict Minerals Policy and Final Rules (i) have received training regarding conflict minerals compliance and (ii) are required to be familiar with the Conflict Minerals Policy and with SMTC’s conflict minerals-related processes and procedures.

●	Records of material conflict minerals-related documentation are maintained electronically by SMTC for a period of five (5) years from the date of creation.

●

All of SMTC’s existing suppliers have been provided our copy of the Conflict Minerals Policy, and new suppliers will be provided a copy of the Conflict Minerals Policy as part of SMTC’s standard supplier onboarding process. Subject to each supplier’s position in our supply chain and our relative leverage with respect to such supplier, we will use commercially reasonable efforts to obtain (i) the assent of our suppliers to a policy on conflict minerals consistent with the Conflict Minerals Policy; (ii) the cooperation of such suppliers in providing the information required by the CMRT (as defined below); and (iii) the commitment of such suppliers to promptly update us regarding changes in their sourcing practices and circumstances that impact us by providing us with revised CMRTs.

●

Interested parties can report improper activities in violation of the Conflict Minerals Policy or the Final Rules by reporting such activities to SMTC Conflict Minerals <conflictminerals@smtc.com>. The contact and email address for the grievance mechanism are published on SMTC’s website at www.smtc.com. All reported activities will be reviewed by the appropriate individuals within SMTC.

OECD Guidance Step #2: Identify and Assess Risk in the Supply Chain

●

SMTC requires that its suppliers provide the information required to complete, in all material respects, the Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “CMRT”). The CMRT is designed to provide SMTC with sufficient information regarding its suppliers’ practices with respect to the sourcing of conflict minerals to enable it to comply with its requirements under the Final Rules. As of January 13, 2013, we started our supplier data acquisition and engagement processes by sending CMRT request to our suppliers via the iPoint Conflict Minerals Platform.

●	SMTC manages the collection of information that is reported on the CMRT by its suppliers using iPoint Conflict Minerals Platform.

●	SMTC utilizes a series of escalating responses within the iPoint Conflict Minerals Platform to address the failure of a supplier to provide the information required by the CMRT.

OECD Guidance Step #3: Design and Implement a Strategy to Respond to Identified Risks

●

If SMTC determines that there is a reasonable risk that a supplier is sourcing conflict minerals that are directly or indirectly financing or benefiting armed groups as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, SMTC will apply a series of escalations.

●

In order to identify and respond to identified risks, SMTC follows a framework described by IPC WP-1081 - White Paper on Conflict Minerals Due Diligence. SMTC applies this framework to supplier engagements at or above $100,000 USD per year. In broad terms, a set of escalations are used to obtain the desired results.

●

Such escalations may include sending escalation letters to our suppliers, suspend invoice payments and finally suspend trade. SMTC will also engage with customers to resolve a sourcing issue that involves product from suppliers required by our customer or a product from SMTC’s direct suppliers, to require such supplier to implement a risk management plan (which plan may involve, as appropriate, remedial action up to, and including, disengagement from upstream suppliers), or disengagement by SMTC from the applicable supplier.

OECD Guidance Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The supply chain for the Covered Products is complex, and there are many third parties in the supply chain between our direct supplier and the original sources of the conflict minerals necessary to the Covered Products. In this regard, we do not purchase conflict minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the conflict minerals that are included in the Covered Products. Additionally, we believe that the smelters and refiners of the conflict minerals are best situated to identify the sources of the conflict minerals and have required our suppliers to take steps to identify the applicable smelters and refiners of the conflict minerals in our supply chain. Given that we do not have a direct relationship with the smelters and refiners that process the conflict minerals that are present in our Covered Products, we rely on the Responsible Minerals Initiative (RMI) formerly Conflict-Free Sourcing Initiative (CFSI) to conduct third-party audits of smelters and refineries.

OECD Guidance Step #5: Report on Supply Chain Due Diligence

As required by the Final Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2018 calendar year reporting period.

VII.	Smelters or Refineries Identified

For reporting year 2018, there was 4.73% increase in suppliers added to our supply database, whereas for reporting year 2017, we have consolidated our RCOI inquiry due to acquisitions by or of several suppliers and to ease duplication of requests sent. As a result, there was a 15% decrease in supplier requests sent and further consolidation of supply base.

There has been a 5.5% increase in supplier responses in 2018 as compared to 2017.

For reporting year 2018, SMTC’s RCOI involved 952 suppliers contributing conflict minerals necessary to SMTC’s products, of whom 65.75% have returned completed CMRTs to SMTC. These suppliers identified the names of 352 recognized smelters or refineries from which they source conflict minerals. Of those smelters, 258 smelters, or approximately 73.3%, have been certified by the Responsible Minerals Initiative (RMI) formerly Conflict-Free Sourcing Initiative (CFSI). The remainder of the smelters and refineries are not, at this time, certified by the RMI. With respect to these uncertified smelters and refineries, although we were not able to determine the mines of origin of the conflict minerals sourced from such smelters and refineries, we were able to determine the country locations of the refineries and smelters for the 2017 and 2016 as compared to 2015 reporting period by requesting the completed CMRT from suppliers and soliciting the country of origin utilizing the iPoint Conflict Minerals Platform (iPCMP).

  SMTC utilizes iPCMP to manage supplier templates and status of smelters. The iPCMP Master Smelter List is continuously updated with the current information obtained from RMI. When RMI eventually validates these smelters and adds them to their system, iPCMP updates smelter status information within their master smelter list.

The following smelters and refineries were identified by SMTC’s supply chain. Smelters or refineries with the check mark with an “X” in the right-hand column are listed on the RMI (Responsible Minerals Initiative)’s according to iPCMP.

3TG	Smelter Names and Refineries	Smelter or Refiner Country Location	Smelter Identification	RMI List
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	X
Gold	Boliden AB	SWEDEN	CID000157	X
Gold	Aurubis AG	GERMANY	CID000113	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	X
Gold	Kazzinc	KAZAKHSTAN	CID000957	X
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	X
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	X
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	X
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Materion	UNITED STATES OF AMERICA	CID001113	X
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Sai Refinery	INDIA	CID002853
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	SAAMP	FRANCE	CID002761	X
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	X
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	X
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	X
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	X
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	X
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	X
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	X

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	X
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Safimet S.p.A	ITALY	CID002973	X
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	X
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	X
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	X
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	X
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	X
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	X
Gold	YAMAKIN CO., LTD.	JAPAN	CID002100	X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	X
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	X
Gold	Sanmenxia Zhaoyang Science and Technology Co.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	X
Gold	PAMP S.A.	SWITZERLAND	CID001352	X
Gold	Japan Mint	JAPAN	CID000823	X
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	X
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	X
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	X
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	X
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	X
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	X
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	X
Gold	Bangalore Refinery	INDIA	CID002863	X
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	X

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	X
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	X
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	X
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	X
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	X
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	X
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	X
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	X
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	X
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	X
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	X
Gold	Ohio Precious Metals LLC.	UNITED STATES OF AMERICA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	X
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	X
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	X
Gold	Bauer Walser AG	GERMANY
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	X
Gold	Valcambi S.A.	SWITZERLAND	CID002003	X
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	X
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	X
Gold	Royal Canadian Mint	CANADA	CID001534	X
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	X
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	X
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	X
Gold	Caridad	MEXICO	CID000180
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	X
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	X
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	X
Gold	T.C.A S.p.A	ITALY	CID002580	X
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	X
Gold	Danyang Huaxing Noble Metal Co., LTD	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Chugai Mining	JAPAN	CID000264	X
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	X
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	X
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	X
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	X
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	X
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	X
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	X
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	X
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	X

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Chimet S.p.A.	ITALY	CID000233	X
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	X
Gold	Istanbul Gold Refinery	TURKEY	CID000814	X
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	X
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	X
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	X
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	X
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	L'Orfebre S.A.	ANDORRA	CID002762	X
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	X
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	X
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	X
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Marsam Metals	BRAZIL	CID002606	X
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	X
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	X
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	X
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	X
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	X
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	X
Gold	Italpreziosi	ITALY	CID002765	X
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	X
Gold	Asahi Pretec Corp.	JAPAN	CID000082	X
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Dowa	JAPAN	CID000401	X
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	X
Gold	Shandong middlings JinYe group Co., LTD	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	X
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	X
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	X
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	X
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	X
Tantalum	NPM Silmet AS	ESTONIA	CID001200	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	X
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	X
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	X
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	X
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	X
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	X
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	X
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	X
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	X
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	X
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	X
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	X
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	X
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	X
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	X
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	X
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	X
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	X
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	X
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	X
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	X
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	X
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	X
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	X
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	X
Tantalum	KEMET Blue Metals	MEXICO	CID002539	X
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	X
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	X
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	Mineracoa Tobaca S. A.	BRAZIL
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	X
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	X
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	X
Tin	CV Ayi Jaya	INDONESIA	CID002570	X
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	X

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	X
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	X
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Jin Zhi Dao Tin Co. Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	X
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	X
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	X
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	X
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	X
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	X
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	X
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	X
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	X
Tin	Guangxi Hua Shu Dan CO., LTD.	CHINA
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	X
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	X
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	X
Tin	Soft Metais Ltda.	BRAZIL	CID001758	X
Tin	PT Rajehan Ariq	INDONESIA	CID002593	X
Tin	Super Ligas	BRAZIL	CID002756
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	X
Tin	PT Timah Nusantara	INDONESIA	CID001486	X
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	X

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	X
Tin	PT Bangka Serumpun	INDONESIA	CID003205	X
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	X
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	X
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	X
Tin	YunXi	CHINA
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	X
Tin	PT Panca Mega Persada	INDONESIA	CID001457	X
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	X
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	X
Tin	PT Inti Stania Prima	INDONESIA	CID002530	X
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	X
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	X
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	X
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	X
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	X
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	Thaisarco	THAILAND	CID001898	X
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	X
Tin	PT Bukit Timah	INDONESIA	CID001428	X
Tin	PT Tommy Utama	INDONESIA	CID001493	X
Tin	CV United Smelting	INDONESIA	CID000315	X
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	X
Tin	Minsur	PERU	CID001182	X
Tin	CV Dua Sekawan	INDONESIA	CID002592	X

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	X
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	X
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	X
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	X
Tin	Fenix Metals	POLAND	CID000468	X
Tin	Dowa	JAPAN	CID000402	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	X
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	X
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	X
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	X
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	PT Karimun Mining	INDONESIA	CID001448	X
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	X
Tin	Shun Heng	CHINA
Tin	Gejiu City Datun Chengfeng Smelter	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	X
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	X
Tin	PT Prima Timah Utama	INDONESIA	CID001458	X
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	X
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	X
Tin	GANZHOU LIANSHENG	CHINA
Tin	Muchuan Industrial Co., Ltd	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	X
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	X
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	X

Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	X
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	X
Tin	Yunnan Tin Company Limited	CHINA	CID002180	X
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	X
Tin	CV Gita Pesona	INDONESIA	CID000306	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	X
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	X
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	X
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Wolfram Company	RUSSIAN FEDERATION
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	X
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	X
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	X
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	X
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	X
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	X
Tungsten	A.L.M.T Corp.	JAPAN	CID000004	X
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	X
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	X
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	X
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	X
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	X
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	X
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	X
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	X
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	X
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	X
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	X
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	X
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	X
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	X
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	X
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	X
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	X
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	X

VIII.	Steps to Mitigate Risk

SMTC intends to take the following steps to seek to mitigate the risk that its necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries:

●

Continue to engage with suppliers to increase the number of returned CMRTs to decrease the number of incidents where no response is given in a CMRT, to obtain other information required to complete, in all material respects, the CMRT;

●	Encourage the development of supplier capabilities to perform conflict-minerals related due diligence by the implementation of risk mitigation measures, as appropriate; and

●	Provide ongoing training to applicable SMTC personnel regarding emerging best practices and other relevant topics for conflict minerals compliance.